Exhibit 10.12

PROMISSORY NOTE (the “Note”)

$400,000.00	Apple Valley, Minnesota
This 8th day of April 2011.

FOR VALUE RECEIVED, TWIN CITIES POWER, LLC, a Minnesota limited liability company, promises to pay to the order of JOHN O. HANSON, his successors and assigns, the principal sum of Four Hundred Thousand and no/100 Dollars ($400,000.00) together with interest on the unpaid principal balance, payable quarterly, at the rate of twenty (20%) per cent per annum on demand and if no demand, all principal and unpaid interest shall be paid on December 31, 2011. All payments shall be applied first to interest accrued hereon and the balance in reduction of the principal indebtedness evidenced hereby.

Each maker, co-maker, endorser, surety and guarantor hereof waives demand, presentment, protects, notice of protest and notice of dishonor, and consents to any extension or renewals hereof without notice, and agrees in the event of default to pay all costs of collection and all reasonable attorneys’ fees.

The undersigned is hereby granted the right, option and privilege of prepaying any part or all of the indebtedness evidenced by this Promissory Note at any time without penalty.

The undersigned acknowledges receipt of a copy hereof.

TWIN CITIES POWER, LLC

By:	/s/ Timothy S. Krieger
Timothy s. Krieger
Its CEO

Promissory Note Extension

I, John Hanson, the Payee on a Promissory Note dated April 8, 2011, a copy of which Promissory Note is attached hereto and marked as Exhibit A, agree to extend the term of the Note to December 31, 2012, unless I demand payment prior to said date.

Twin Cities Power, LLC

/s/ Timothy S. Krieger	/s/ John O. Hanson
Timothy S. Krieger	John O. Hanson
Its CEO